EXHIBIT 10.31

AMENDMENT AND WAIVER NO. 1 TO CREDIT AGREEMENT

This AMENDMENT AND WAIVER NO. 1 TO CREDIT AGREEMENT, dated as of January 3, 2020 (this “Amendment”), is by and among GLOBALSCAPE, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms which are used in this Amendment without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrower, the Lenders party thereto from time to time, and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 18, 2019 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower acknowledges and agrees that certain Defaults and/or Events of Default under clause (d) of Article VII of the Credit Agreement, as applicable, have occurred in connection with the Closing Date Dividend (the “Subject Defaults”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement in certain respects and waive the Subject Defaults; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to amend the Credit Agreement in certain respects and waive the Subject Defaults on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the definition of “Fixed Charges” as set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

““Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus expense for taxes paid in cash, plus Restricted Payments paid in cash (other than (x) the Closing Date Dividend and (y) the dividend paid by the Borrower on May 28, 2019), all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.”

SECTION 2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Required Lenders waive the Subject Defaults.

SECTION 3. Conditions. This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) upon receipt by the Administrative Agent of duly executed counterparts to this Amendment from the Borrower and the Required Lenders.

SECTION 4. Representations and Warranties.

4.1     Authorization; Enforceability. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2     No Default; Representations and Warranties in Loan Documents. The Borrower hereby represents and warrants that, after giving effect to this Amendment (a) no Default or Event of Default has occurred and is continuing and (b) each representation and warranty contained in the Credit Agreement and in each Loan Document is true and correct in all material respects as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, such representation and warranty is true and correct in all material respects as of such earlier date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects.

SECTION 5. Ratification and Release.

5.1     Ratification. The Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent or the Lenders, as the case may be, under each Loan Document, (b) agrees and acknowledges that the liens in favor of the Administrative Agent and the Lenders under each Loan Document constitute valid, binding, enforceable and perfected first priority liens and security interests in the Collateral and are not subject to avoidance, disallowance or subordination pursuant to any applicable law, (c) agrees and acknowledges the Obligations constitute legal, valid and binding obligations of such Loan Parties and that (i) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (ii) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any applicable law, (d) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (e) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement or other Loan Documents with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. The Borrower acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement.

5.2      Release; Covenant Not to Sue; Acknowledgement.

(a)     Each Loan Party and its Affiliates hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender and Issuing Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has, has made claim to have or in the future may have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party and each of its Affiliates in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. Each Loan Party and its Affiliates acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party and its Affiliates understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)     Each Loan Party and its Affiliates, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party, any of its Affiliates or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party and its Affiliates, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(c)     Each Loan Party hereby represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement or any other Loan Documents.

SECTION 6. Miscellaneous.

6.1     Effect.

(a)     Upon the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to such Loan Document as modified hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement and as modified hereby. This Amendment constitutes a Loan Document and any breach of any representation or warranty made herein or covenant or agreement contained herein will constitute an Event of Default under the Credit Agreement (subject to any applicable grace periods, materiality qualifications or other qualifications set forth in the Credit Agreement).

(b)     Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document or waive, affect or diminish any right of Agent to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default or Event of Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

6.2     Severability. Any provision of this Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.3     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile or electronic transmission and each facsimile or electronic transmission signature hereto shall be deemed for all purposes to be an original signatory page.

6.4     Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

6.5     Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

6.6     Reimbursement of Agent’s Expenses. Without limiting any of the Administrative Agent’s rights, or any of Borrower’s or other Loan Party’s obligations, under Section 9.03 of the Credit Agreement, the Loan Parties agree to reimburse the Administrative Agent for all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with entering into this Amendment and the other Loan Documents entered into in connection herewith.

6.7     Entire Agreement. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings or agreements.